UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 4, 2016, SunPower Corporation (the “Company”), entered into a revolving credit facility with Mizuho Bank, Ltd. (as administrative agent) and Goldman Sachs Bank USA (the “Credit Facility”), under which the Company may borrow up to $200 million. The Credit Facility also includes a $100 million accordion feature. Amounts borrowed under the Credit Facility may be repaid and reborrowed in support of the Company’s commercial and small scale utility projects in the United States until the May 4, 2021 maturity date. The Credit Facility includes representations, covenants, and events of default customary for financing transactions of this type.

Borrowings under the Credit Facility will bear interest at the applicable LIBOR rate plus 1.50% for the first two years (with the final year at 1.75%). All outstanding indebtedness under the Credit Facility may be voluntarily prepaid in whole or in part without premium or penalty (with certain limitations to partial repayments), other than customary breakage costs. The Credit Facility is secured by the assets of, and equity in, the various project companies to which the borrowings relate, but is otherwise non-recourse to the Company and its other affiliates.

Item 2.02.	Results of Operations and Financial Condition.

On May 5, 2016, SunPower Corporation issued a press release, included as Exhibit 99.1 hereto, announcing its results of operations for its first fiscal quarter ended April 3, 2016.

The information furnished in Item 2.02 and Item 9.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated May 5, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

May 5, 2016	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 5, 2016